CONFIDENTIAL

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

AMONG

MS. WERAYA LIMPASUTHUM

MS. KANITTHA THARANUT

DSWISS (HK) LIMITED

AND

DS ASIA CO., LTD

JUNE 27, 2016

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT (this “AGREEMENT”) is entered into in Thailand as of JUNE 27, 2016 by and among the following Parties:

(1) MS. WERAYA LIMPASUTHUM

ADDRESS: [Redacted]

IDENTITY CARD NUMBER: [Redacted]

(2) MS. KANITTHA THARANUT

ADDRESS: [Redacted]

IDENTITY CARD NUMBER: [Redacted]

(3) DSWISS (HK) LIMITED. (“DSHK”)

REGISTERED ADDRESS: Rm 405, 4/F Energy Plaza, Tsim Sha Tsui East, Kowloon, Hong Kong

(4) DS ASIA CO., LTD. (“DSAC”)

REGISTERED ADDRESS: 268/24 Soi Tao Pun Junction, Pracharat Rd., Bangsue, Bangkok 10800 Thailand

(The above parties shall hereinafter be individually referred to as a “PARTY” and collectively, “PARTIES”. Ms. Weraya Limpasuthum and Kanittha Tharanut shall hereinafter be individually referred to as a “SHAREHOLDER” and collectively, “SHAREHOLDERS”.)

WHEREAS:

1. As of the date of this Agreement, Ms. Weraya Limpasuthum, Ms. Kanittha Tharanut and DSHK are the enrolled Shareholders of DSAC, legally holding all the equity in DSAC, of which DSHK holding 49% interest, Ms. Weraya Limpasuthum holding 41% and Ms. Kanittha Tharanut holding 10%.

2. The Shareholders intends to severally entrust the individual designated by DSHK with the exercises of their voting rights in DSAC while DSHK is willing to designate such an individual.

The Parties hereby have reached the following agreement upon friendly consultations:

ARTICLE 1 VOTING RIGHTS ENTRUSTMENT

1.1 The Shareholders hereby irrevocably undertake to sign the Entrustment Letter after execution of the Agreement to entrust the personnel designated by DSHK (“TRUSTEES”) then to exercise the following rights enjoyed by them as Shareholders of DSAC in accordance with the then effective articles of association of DSAC (collectively, the “ENTRUSTED RIGHTS”):

(1) Proposing to convene and attending Shareholders’ meetings of DSAC as proxy of the Shareholders according to the articles of association of DSAC;

(2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the Shareholders’ meeting of DSAC, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of DSAC.

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The above authorization and entrustment is granted subject to the status of trustees as Thai citizens and the approval by DSHK. Upon and only upon written notice of dismissing and replacing Trustee(s) given by DSHK to the Shareholders, the Shareholders shall promptly entrust another Thai citizen then designated by DSHK to exercise the above Entrusted Rights, and once new entrustment is made, the original entrustment shall be replaced; the Shareholders shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.2 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholders acknowledge and assume relevant liabilities for any legal consequences of the Trustees’ exercise of the foregoing Entrusted Rights.

1.3 The Shareholders hereby acknowledge that the Trustees are not required to seek advice from the Shareholders prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim Shareholders’ meeting after such resolution or proposal is made.

ARTICLE 2 RIGHT TO INFORMATION

2.1 For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to DSAC’s operation, business, clients, finance, staff, etc., and shall have access to relevant materials of DSAC. DSAC shall adequately cooperate with the Trustees in this regard.

ARTICLE 3 EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the Shareholders’ meeting of DSAC or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholders or DSAC, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

ARTICLE 4 EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that DSHK shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by DSHK under this Agreement.

4.2 DSAC and the Shareholders agree to compensate DSHK for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by DSHK, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities.

However, the Shareholders and DSAC will not compensate for losses incurred due to wilful misconduct or gross negligence of DSHK.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 Each of the Shareholders hereby severally and jointly represents and warrants that:

5.1.1 Each of the Shareholders is a Thai citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

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5.1.2 Each of the Shareholders has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

5.1.3 This Agreement shall be executed and delivered by the Shareholders lawfully and properly. This Agreement constitutes the legal and binding obligations on them and is enforceable on them in accordance with its terms and conditions hereof

5.1.4 The Shareholders are enrolled and legal Shareholders of DSAC as of the effective date of this Agreement, and except the rights created by this Agreement, the Call Option Agreement entered into by DSHK, DSAC and them on JUNE 27 ,2016 (the “CALL OPTION AGREEMENT”), as well as the Equity Pledge Agreement entered into by DSHK and DSAC and them on JUNE 27, 2016 (the “EQUITY PLEDGE AGREEMENT”), there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of DSAC.

5.1.5 Considering the fact that according to Equity Pledge Agreement, considering the fact that Shareholders will set aside all the equity interest held thereby in relevant DSAC as security to secure the performance by them of their obligations under the Call Option Agreement entered into between them and DSHK as of JUNE 27 ,2016, Shareholders undertakes to make full and due performance of the obligations under Call Option Agreement during the valid term of this Agreement, and they will not be in conflict with any stipulation under Call Option Agreement, which are likely to have impact on the exercise of the Entrusted Rights the Trustees under this Agreement.

5.1.6 Considering the facts that the DSAC entered into the Management Services Agreement (the “SERVICE AGREEMENT”) on JUNE 27,2016 with DSHK, the Call Option Agreement with DSHK and the Shareholders on JUNE 27, 2016, and that the Shareholders of DSAC will set aside all equity interest held thereby in DSAC as security to secure the performance of the contractual obligations under the above two agreements by DSAC, the Shareholders undertakes to, during the valid term of this Agreement, procure the full and due performance of DSAC of any and all its obligations under the Service Agreement, the Call Option Agreement, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Management Services Agreement, Call Option Agreement by DSAC.

5.2 DSHK (excluding the person designated by it) hereby represents and warrants that:

5.2.1 it is a company with limited liability properly registered and legally existing under the laws of Hong Kong, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.2.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3 DSAC hereby represents and warrants that:

5.3.1 it is a company with limited liability properly registered and legally existing under laws of Thailand, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.3.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

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5.3.3 the Shareholders are enrolled Shareholders as of the effective date of this Agreement, legally holding the equity interest in it. Except rights created by this Agreement, the Equity Pledge Agreement and the Call Option Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of DSAC.

5.3.4 Considering the fact that the Shareholders of DSAC will set aside all the equity interest held thereby in DSAC as security to secure the performance of the contractual obligations by DSAC under the Management Services Agreement, the Call Option Agreement, DSAC undertakes to, during the valid term of this Agreement, make full and due performance of any and all obligations under the Management Services Agreement, the Call Option Agreement, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Management Services Agreement, the Call Option Agreement by DSAC.

ARTICLE 6 TERM OF AGREEMENT

6.1 This Agreement takes effect from the date of due execution of all the Parties hereto, with the valid term of ten (10) years, unless terminated in advance by written agreement of all the Parties or according to Article 8.1 of this Agreement. This Agreement shall automatically renew for another one (1) year when the term (whether original or extended, if applicable) of this Agreement is due, unless DSHK gives a thirty (30) days notice in writing to the other Parties of the cancellation of such renewal.

6.2 In case that the Shareholders transfers all of the equity interest held by it in DSAC with prior consent of DSHK, such Shareholders shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

ARTICLE 7 NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 8 DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a “DEFAULT”). In such event any of the other Parties without default (a “NON-DEFAULTING PARTY”) who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

8.2 Without limiting the generality of Article 8.1 above, any breach by any Shareholders of the Call Option Agreement or Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholders of this Agreement; any breach by DSAC of the Management Services Agreement or Call Option Agreement shall be deemed as having constituted the breach by DSAC of this Agreement.

8.3 The Parties agree and confirm, the Shareholders or DSAC shall not request the termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

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8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in English language.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the Thailand.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to Thailand Arbitration Center for arbitration in Bangkok accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.10 In respect of the Shareholders and DSAC, they shall not assign any of their rights and/or transfer any of their obligations hereunder to any third parties without prior written consent from DSHK; DSHK shall have the right to assign any of its rights and/or transfer any of its obligations hereunder to any third parties designated by it after giving notice to the Shareholders.

9.11 This Agreement shall be binding on the legal successors of the Parties.

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IN WITNESS HEREOF, the Parties have caused this Shareholders’ Voting Rights Proxy Agreement to be executed in Thailand as of the date first herein above mentioned.

Weraya Limpasuthum (Shareholder of DS ASIA CO., LTD)

Signature by:	/s/ Weraya Limpasuthum

Kanittha Tharanut (Shareholder of DS ASIA CO., LTD)

Signature by:	/s/ Kanittha Tharanut

For and on behalf of

DSWISS (HK) LIMITED (Company chop)

Signature by:	/s/ Leong Ming Chia
Name:	Leong Ming Chia
Position:	Authorized Representative

For and on behalf of

DS ASIA CO., LTD (Company chop)

Signed by:	/s/ Weraya Limpasuthum
Name:	Weraya Limpasuthum
Position:	Authorized Representative

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